Exhibit 32

STATEMENT OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C.ss.1350

In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2004 (the Form 10-Q) of Citizens Bancorp of Virginia, Inc. (the “Company”) I, Mark C. Riley, Principal Executive Officer and Principal Financial Officer of the Company hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)

the Form 10-Q fully complies with the requirements of Section 13(a) or 13(d) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form l0-Q

/s/ Mark C. Riley

Date: August 16, 2004

Mark C. Riley

Principal Executive Officer,

      Principal Financial Officer